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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 23, 1998


                           AAMES FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-19604                95-4340340
   (State or Other Jurisdiction         (Commission            (IRS Employer
        of Incorporation)               File Number)         Identification No.)



                       350 South Grand Avenue, 52nd Floor
                              Los Angeles, CA 90071
                    (Address of Principal Executive Offices)


                                 (213) 210-5000
                         (Registrant's Telephone Number)



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ITEM 5.  OTHER EVENTS

          On December 23, 1998 Aames Financial Corporation (the "Company") and Capital Z Financial Services Fund II, L.P. ("Capital Z") executed a Preferred Stock Purchase Agreement (the "Agreement") pursuant to which Capital Z will make an equity investment in the Company of up to $100 million at a per share price equal to $ 1.00 per common share. The Agreement provides, among other things, for (i) the investment of $75 million through the purchase by Capital Z of Series B Convertible Preferred Stock of the Company (the "Series B Stock") and Series C Convertible Preferred Stock of the Company (the "Series C Stock" and together with the Series B Stock, the "Preferred Stock") in a private placement transaction (the "Initial Closing"); and (ii) after the Initial Closing and completion of a recapitalization described below, an offering (the "Rights Offering") to the Company's stockholders of non-transferrable rights to purchase up to $25 million of Series C Stock for which Capital Z would act as a standby underwriter (the "Standby Commitment").

          Under the Agreement, Capital Z will, on the Initial Closing, purchase shares of Preferred Stock for an aggregate purchase price of $75 million. Following the completion of the initial investment and subject to the receipt of stockholder approval of a recapitalization to increase the Company's authorized common and preferred stock (together with a split to be effected with respect to the Preferred Stock, the "Recapitalization"), the stockholders of the Company will have the opportunity to purchase shares of Series C Stock for an aggregate purchase price of $25 million. Capital Z will act as standby underwriter with respect to the Rights Offering and will purchase all shares of Series C Stock that are not purchased by the Company's stockholders at the same per share purchase price offered to the stockholders. On January 4, 1998, Capital Z (or its designee) will receive, as a standby commitment fee, warrants to purchase
1.25 million shares of the Company's common stock at an exercise price of $1.00 per share. At the Initial Closing, the Company will pay Capital Z (or its designee) a $1 million transaction fee in connection with the transactions under the Agreement and Capital Z will receive an additional warrant to purchase up to 3,000,000 shares of Common Stock at an exercise price of $ 1.00 per share, which will be exercisable if the Recapitalization is not completed by June 30, 1999.

          The Series B Stock will vote in all matters on which the common stockholders vote, and the Series C Stock will vote in all such matters except the election of directors. The Series B Stock will be convertible at the direction of the holders of a majority of the outstanding shares of Series B Stock. The Series C Stock will be convertible at the direction of the holder or the holders of a majority of the outstanding shares of Series C Stock. All other terms of the Series B Stock and the Series C Stock will be identical. Following the Recapitalization, each share of Preferred Stock will be convertible into one share of Common Stock based on a stated value of $1.00 per share and will have an annual dividend rate of 6.5%, which the Company has the option of accruing for the first two years. The Preferred Stock will be redeemable by the Company at its option on the tenth anniversary of its issuance. If the Company does not complete the Recapitalization prior to June 30, 1999 then (i) the dividend rate on the Preferred Stock will increase to 15% per annum; and (ii) the Preferred Stock will become mandatorily redeemable on the sixth anniversary of its issuance. Prior to the Recapitalization, in addition to its regular dividend rights and rights in liquidation based on its stated value per share, the Preferred Stock will participate in dividends and rights in liquidation with holders of the common stock in any remaining assets of the Company.


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          The Initial Closing is subject to conditions including the receipt by the Company of all consents necessary to consummate the transactions contemplated by the Agreement, including waivers from certain bondholders of the Company, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, certain regulatory approvals, the absence of any material adverse change in the business or operations of the Company, the receipt of a waiver from the New York Stock Exchange of the stockholder approval requirements with respect to the issuance and sale of the Preferred Stock, the issuance of a legal opinion by the Company's legal counsel, commitments from lenders for warehouse facilities in the total amount of at least $600 million with terms of at least 6-12 months, the reconstitution of the Board of Directors of the Company as set forth in the Agreement and other customary closing conditions including the truth and accuracy of all representations and warranties, full compliance with the terms of the Agreement, delivery of certain officers' certificates and other supporting documents, compliance with all of the provisions of the ancillary documents to the Agreement, the absence of any rule or order in effect which prohibits the consummation of the transactions contemplated by the Agreement, and the absence of certain litigation challenging the transactions contemplated by the Agreement or seeking material damages relating thereto.

          The Company also has agreed to pay Capital Z certain fees in connection with the transaction, including fees payable if an alternative strategic transaction is consummated or, in certain circumstances, agreed to by the Company. In the event a superior alternative transaction is proposed, Capital Z also will have certain matching rights.

          Following the completion of the transactions contemplated by the Agreement, Capital Z would hold Preferred Stock representing 57.2% of the combined voting power of the Company if all shares offered in the Rights Offering are purchased by common stockholders and 76.3% of the combined voting power of the Company if none of the shares offered in the Rights Offering are purchased by the common stockholders. At the Initial Closing and subject to completion of the Recapitalization and receipt of stockholder approval, the Company will adopt a new stock option plan covering approximately 14,000,000 shares of common stock.

         Each of the Agreement and the ancillary documents to the Agreement are attached as Exhibit 10.1 hereto and are incorporated herein by this reference and the press release issued on December 23, 1998 relating to the Agreement and the transactions contemplated thereby is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

         In addition to the execution of the Agreement, on December 23, 1998, the Company and ChaseMellon Shareholder Services, LLC, as successor Rights Agent to Wells Fargo Bank (the "Rights Agent") entered into an Amendment to Rights Agreement (the "Amendment") which serves to amend the Company's Rights Agreement dated June 21, 1996, as amended on April 27, 1998 (the "Rights Agreement"). The Amendment provides that Capital Z and each Designated Purchaser, as defined in the Agreement (and their respective affiliates, associates and transferees), is an Exempt Person, as defined in the Rights Agreement. The Amendment also provides that in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage and that any liability of the Rights Agent under the Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.


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         Except as specifically amended by the Amendment, the Rights Agreement remains in full force and effect in accordance with its terms. A copy of the Amendment is filed as Exhibit 4.1 and is incorporated herein by this reference.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 31, 1998                                    AAMES FINANCIAL CORPORATION



                                           By: /s/ Barbara S. Polsky
                                               ------------------------
                                               Barbara S. Polsky

                                               Executive Vice President, General
                                               Counsel and Secretary


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                                  EXHIBIT INDEX

EXHIBITS                                                                        PAGE NUMBER

4.1               Amendment to Rights Agreement dated December 23, 1998.

10.1 Preferred Stock Purchase Agreement dated December 23, 1998 with exhibits.

99.1              Press Release dated December 23, 1998.


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